UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2026

VIRTUIX HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-43067	46-4371395
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11500 Metric Blvd, Suite 430 Austin, TX	78758
(Address of principal executive offices)	(Zip Code)

(512) 947-9029

 Registrant’s telephone number, including area code:

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange On Which Registered
Common Stock	VTIX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On March 5, 2026, Virtuix Holdings Inc. (the “Company”) issued a press release announcing the Company’s financial results for the three and nine months ended December 31, 2025. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 9, 2026, the Board of Directors of the Company (the “Board”) appointed Mr. Brett Moyer to serve as an independent, Class III director on the Board (a “Class III Director”) until the Company’s 2028 annual meeting of stockholders. Mr. Moyer will serve on the Company’s Audit Committee.

Mr. Moyer, age 68, has served as Chief Financial Officer since January 2025 of Datavault AI (Nasdaq: DVLT), an AI-driven data experience, valuation and monetization entity, and has been a Director and Chairman of the Board of Directors since 2010. He was a founding member of WiSA Technologies and served as President, Chief Executive Officer, and Director from August 2010 until December 2024, when the company acquired Data Vault Holdings’ assets and expanded its operations as Datavault AI. Mr. Moyer has been a Director of Ryvyl Inc. (Nasdaq: RVYL) since June 2025. Prior to 2010, Mr. Moyer was President and Chief Executive Officer of Focus Enhancements and held leadership roles at Zenith Electronics earlier in his career. Mr. Moyer has served on the board of Alliant International University since 2016 and previously served on the boards of HotChalk, Inc. and NeoMagic Corporation. He holds a BA in Economics from Beloit College and an MBA from Thunderbird School of Global Management.

In connection with his appointment, Mr. Moyer will be entitled to receive the Company’s standard compensation for independent Class III Directors (the “Class III Director Compensation”). The Class III Director Compensation will commence in March 2026. The Class III Director Compensation consists of a monthly cash retainer of $2,000 and an annual grant of restricted stock units with a grant date fair value of $125,000, vesting after one (1) year of service, subject to Mr. Moyer’s continued service as a Class III Director through the applicable vesting date.

There are no arrangements or understandings between Mr. Moyer and any other persons pursuant to which he was conditionally appointed as a Class III Director of the Company. There are no family relationships between Mr. Moyer and any other director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Item 7.01. Regulation FD Disclosure.

On March 5, 2026, the Company held an earnings conference call to discuss the Company’s earnings results for the three and nine months ended December 31, 2025. The Company is furnishing as Exhibit 99.2 to this Current Report on Form 8-K the presentation materials that were provided and discussed during the earnings conference call.

The information included in Items 2.02, 5.02 and 7.01, including the exhibits hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated March 5, 2026.
99.2	Presentation materials dated March 5, 2026.
104	Cover Page Interactive File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2026

VIRTUIX HOLDINGS INC.

By:	/s/ Jan Goetgeluk
Jan Goetgeluk
Chief Executive Officer
(Principal Executive Officer)

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